KRONOS WORLDWIDE, INC.                           Contact:   H. Joseph Maas
Three Lincoln Centre                                        President, Sales and
5430 LBJ Freeway, Suite 1700                                  Marketing
Dallas, Texas   75240-2697                                  (609) 860-6200
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


     KRONOS WORLDWIDE, INC. ANNOUNCES PRICE INCREASES FOR TITANIUM DIOXIDE
                       PRODUCTS IN ALL MARKETS WORLDWIDE


         CRANBURY,  NEW JERSEY - March 15, 2005 - Kronos Worldwide,  Inc. (NYSE:
KRO) today announced price increases for all Kronos titanium dioxide grades sold in all markets worldwide.

         Effective April 1, 2005, or as permitted by contract, prices for all Kronos products will increase as follows:

        o     In the United States, by U.S. $0.05 per pound.
        o     In Canada, by C $0.06 per pound.
        o     In Europe, by (euro)100 per metric ton.
        o     In Eastern Europe, by U.S. $150 per metric ton.
        o     In the Middle East and Africa, by U.S. $150 per metric ton.
        o     In South and Central America, by U.S. $150 per metric ton.
        o     In Asia Pacific, by U.S. $150 per metric ton.

These price increases follow the December 2004 and January 2005 increases on all Kronos titanium dioxide grades, which are expected to be fully implemented by April 1, 2005.

         Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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